Exhibit 99.1

E2open Announces Second Quarter of Fiscal Year 2015 Results

Second quarter non-GAAP subscriptions and support revenue of $17.1 million, a 26% increase year-over-year

Foster City, CA (October 8, 2014) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based software solutions for collaborative planning and execution across global trading networks, today announced financial results for the quarter ended August 31, 2014.

“Our new business activity remained strong in the second quarter, as our broad portfolio of solutions continues to resonate with new and existing customers,” said Mark Woodward, E2open’s President and CEO. “While we are disappointed with the recent acquisition-related customer losses, we continue to believe that we are uniquely suited to capitalize on the large and growing market opportunity in front of us.”

Second Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $20.0 million for the second quarter of fiscal 2015; subscriptions and support revenue was $16.7 million and professional services revenue was $3.2 million.

•	Non-GAAP Revenue: Total non-GAAP revenue for the second quarter of fiscal 2015 included $0.5 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013, and $0.3 million from the impact of purchase accounting adjustments to deferred revenue in connection with the acquisition of Icon in the second quarter of fiscal 2014 and Serus in the second quarter of fiscal 2015. Total non-GAAP revenue was $20.8 million, an increase of 12% compared to $18.6 million for the second quarter of fiscal 2014 and an increase of 6% compared to $19.6 million for the first quarter of fiscal 2015. Subscriptions and support revenue was $17.1 million, an increase of 26% compared to $13.6 million for the second quarter of fiscal 2014 and an increase of 4% compared to $16.5 million for the first quarter of fiscal 2015. Professional services revenue was $3.7 million, a decrease of 26% compared to $5.0 million for the second quarter of fiscal 2014 and an increase of 17% compared to $3.2 million for the first quarter of fiscal 2015.

•	GAAP Loss from Operations: GAAP loss from operations was ($9.2) million compared to ($5.9) million for the second quarter of fiscal 2014 and ($7.4) million for the first quarter of fiscal 2015.

•	Non-GAAP Loss from Operations: Non-GAAP loss from operations was ($3.3) million compared to ($2.8) million for the second quarter of fiscal 2014 and ($4.1) million for the first quarter of fiscal 2015.

•	GAAP Net Loss: GAAP net loss was ($9.3) million compared to ($5.9) million for the second quarter of fiscal 2014 and ($7.3) million for the first quarter of fiscal 2015. GAAP net loss per share was ($0.32), based on 29.1 million weighted-average shares outstanding, compared to ($0.23) per share, based on 26.0 million weighted-average shares outstanding, for the second quarter of fiscal 2014 and ($0.25) per share, based on 28.8 million weighted-average shares outstanding, for the first quarter of fiscal 2015.

•	Non-GAAP Net Loss: Non-GAAP net loss was ($3.3) million compared to ($2.8) million for the second quarter of fiscal 2014 and ($4.3) million for the first quarter of fiscal 2015. Non-GAAP net loss per share was ($0.11), based on 30.9 million weighted-average shares outstanding, compared to ($0.10), based on 27.5 million weighted-average shares outstanding, for the second quarter of fiscal 2014 and ($0.14), based on 30.5 million weighted-average shares outstanding, for the first quarter of fiscal 2015.

•	Adjusted EBITDA: Adjusted EBITDA was ($2.7) million compared to ($2.3) million for the second quarter of fiscal 2014 and ($3.6) million for the first quarter of fiscal 2015.

•	Cash Flow: Cash flow from operations was ($6.8) million and free cash flow was ($6.6) million after deducting $0.1 million of capital expenditures and adding back payments for acquisition-related expenses of $0.3 million. This compares to cash flow from operations of ($4.1) million and free cash flow of ($3.9) million after deducting $0.0 million of capital expenditures and adding back payment for acquisition-related expenses of $0.2 million for the second quarter of fiscal 2014.

•	Balance Sheet: Cash and investments was $36.1 million, a decrease of $25.8 million compared to $61.9 million at the end of the first quarter of fiscal 2015, owing primarily to the use of cash in the acquisition of Serus.

Second Quarter & Recent Business Highlights:

•	Acquired Serus Corporation, a leading provider of cloud-based manufacturing and supply chain visibility and intelligence solutions to semiconductor and other high tech companies.

•	Named the winner of a Gold Stevie® Award in the Best New Product or Service of the Year - Software - Supply Chain Management Solution category.

•	Announced an executive transition – Rob Schoenthaler, Chief Customer Officer, assumed responsibility for the sales organization.

•	Added 7 new customers during the quarter and expanded our relationship with several existing customers.

•	Ended the quarter with 125 enterprise customers, 40,545 unique registered trading partners, and 136,647 unique registered users on the E2open network.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of October 8, 2014, E2open is providing guidance for its third quarter of fiscal 2015 as well as the full fiscal year 2015.

•	Full Year Fiscal 2015 Guidance: Total GAAP revenue is expected to be in the range of $80.8 million to $83.3 million, including a $2.2 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Excluding the aforementioned contract amendment and the purchase accounting adjustments to deferred revenue, total non-GAAP revenue is expected to be in the range of $83.0 million to $85.5 million. Non-GAAP loss from operations is expected to be in the range of ($18.4) million to ($17.4) million. Non-GAAP loss per share is expected to be in the range of ($0.61) to ($0.58) based on approximately 31.1 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($16.0) million to ($15.0) million. Free cash flow is expected to be in the range of ($15.5) million to ($14.5) million. New and upsell subscriptions and support bookings are expected to be in the range of $91.5 million to $96.5 million, representing growth of approximately 29% to 36% compared to fiscal 2014.

•	Third Quarter Fiscal 2015 Guidance: Total GAAP revenue is expected to be in the range of $19.5 million to $20.3 million. Total non-GAAP revenue is expected to be in the range of $20.1 million to $20.9 million, which includes a $0.6 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Non-GAAP loss from operations is expected to be in the range of ($6.0) million to ($5.2) million. Non-GAAP loss per share is expected to be in the range of ($0.20) to ($0.17) based on approximately 31.5 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($5.4) million to ($4.6) million.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because these items cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the second quarter of fiscal 2015 and outlook for the third quarter of fiscal 2015 and the full year of fiscal 2015

•	When: Wednesday, October 8, 2014 at 2PM PT (5PM ET)

•	Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers, please dial (201) 493-6780. Callers may provide confirmation number 13590612 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers, please dial (858) 384-5517 and enter access code 13590612.

About E2open

E2open (NASDAQ: EOPN) is the leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative planning and execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Avnet, Celestica, Cisco, HP, IBM, Lenovo, L’Oreal, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide. For more information, visit www.e2open.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected total GAAP revenue, the effect of the acceleration of revenue in connection with a contract amendment, the impact of purchase accounting adjustments to deferred revenue related to acquisitions, total non-GAAP revenue, non-GAAP loss from operations, non-GAAP loss per share, weighted-average shares outstanding, and adjusted EBITDA for the third quarter of fiscal 2015 and the full fiscal year, and free cash flow and new and upsell subscriptions and support bookings for the full fiscal year. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s acquisitions; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and the Company’s quarterly report on Form 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: http://investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including total non-GAAP revenue, non-GAAP loss from operations, non-GAAP net loss, weighted-average shares outstanding, non-GAAP net loss per share, adjusted EBITDA, and free cash flow. Non-GAAP loss from operations and non-GAAP net loss exclude expenses related to stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and non-cash income taxes, as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP loss from operations and non-GAAP net loss also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013 and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Adjusted EBITDA is defined as net income (loss), adjusted for accelerated revenue from a contract amendment, the impact of purchase accounting adjustments to deferred revenue related to acquisitions, depreciation and amortization, stock-based compensation expense, interest and other income (expense), net, benefit from (provision for) income taxes, amortization of acquired intangibles, and acquisition-related expenses. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, adjusted for payment of acquisition-related expenses. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2014	May 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Revenue
Subscriptions and support	$16,733	$16,306	$13,433	$33,039	$25,725
Professional services and other	3,248	2,725	4,579	5,973	7,886

Total revenue	19,981	19,031	18,012	39,012	33,611
Cost of revenue
Subscriptions and support (1)	3,390	3,120	2,645	6,510	5,173
Professional services and other (1)	4,132	3,851	4,486	7,983	8,543
Amortization of acquired intangibles	722	350	58	1,072	58

Total cost of revenue	8,244	7,321	7,189	15,565	13,774
Gross profit (loss)
Subscriptions and support	13,343	13,186	10,788	26,529	20,552
Professional services and other	(884)	(1,126)	93	(2,010)	(657)
Amortization of acquired intangibles	(722)	(350)	(58)	(1,072)	(58)

Total gross profit	11,737	11,710	10,823	23,447	19,837
Gross margin (loss)
Subscriptions and support	75%	79%	80%	77%	80%
Professional services and other	(27%)	(41%)	2%	(34%)	(8%)

Total gross margin	59%	62%	60%	60%	59%
Operating expenses
Research and development (1)	5,435	5,224	4,533	10,659	8,606
Sales and marketing (1)	10,463	10,442	8,752	20,905	16,651
General and administrative (1)	3,706	2,898	2,641	6,604	5,089
Acquisition-related expenses	708	208	791	916	791
Amortization of acquired intangibles	672	294	25	966	25

Total operating expenses	20,984	19,066	16,742	40,050	31,162

Loss from operations	(9,247)	(7,356)	(5,919)	(16,603)	(11,325)
Interest and other expense, net	45	(33)	31	12	82

Loss before income taxes	(9,202)	(7,389)	(5,888)	(16,591)	(11,243)
Benefit from (provision for) income taxes	(147)	71	(35)	(76)	(74)

Net loss	$(9,349)	$(7,318)	$(5,923)	$(16,667)	$(11,317)

Net loss per share:
Basic and diluted	$(0.32)	$(0.25)	$(0.23)	$(0.58)	$(0.44)

Weighted average shares used to compute net loss per share:
Basic and diluted	29,108	28,836	26,018	28,972	25,822

(1) Includes stock-based compensation as follows:

Cost of revenue
Subscriptions and support	$157	$104	$82	$261	$145
Professional services and other	727	438	415	1,165	584

Total cost of revenue	884	542	497	1,426	729
Operating expenses
Research and development	216	159	148	375	216
Sales and marketing	1,055	672	617	1,727	907
General and administrative	873	413	456	1,286	711

Total operating expenses	2,144	1,244	1,221	3,388	1,834

Total stock-based compensation	$3,028	$1,786	$1,718	$4,814	$2,563

E2open, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2014		February 28, 2014
	(Unaudited	)
Assets
Current assets:
Cash and cash equivalents	$12,920		$42,723
Short-term investments	17,437		14,374
Accounts receivable, net	11,807		21,995
Prepaid expenses and other current assets	8,461		4,380

Total current assets	50,625		83,472
Long-term investments	5,779		8,541
Goodwill	35,992		22,556
Intangible assets, net	24,856		11,395
Property and equipment, net	3,737		3,431
Other assets	1,255		1,316

Total assets	$122,244		$130,711

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,353		$12,366
Deferred revenue	34,223		43,672
Acquisition-related obligations	13,988		5,473
Current portion of notes payable and capital lease obligations	3,443		2,995

Total current liabilities	64,007		64,506
Deferred revenue	1,525		1,587
Notes payable and capital lease obligations, net of current portion	2,610		2,599
Other noncurrent liabilities	1,800		2,195

Total liabilities	69,942		70,887
Stockholders’ equity:
Common stock	29		29
Additional paid-in capital	435,155		426,031
Accumulated other comprehensive income	52		31
Accumulated deficit	(382,934)		(366,267)

Total stockholders’ equity	52,302		59,824

Total liabilities and stockholders’ equity	$122,244		$130,711

E2open, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2014	May 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Cash flows from operating activities:
Net loss	$(9,349)	$(7,318)	$(5,923)	$(16,667)	$(11,317)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,028	1,786	1,718	4,814	2,563
Depreciation and amortization	2,028	1,215	579	3,243	983
Other	222	67	199	289	176
Changes in operating assets and liabilities:
Accounts receivable, net	4,350	6,685	3,802	11,035	10,599
Prepaid expenses and other current assets	716	955	(665)	1,671	(739)
Accounts payable and accrued liabilities	445	(350)	2,401	95	878
Deferred revenue	(7,784)	(5,183)	(6,443)	(12,967)	(11,032)
Other	(495)	(167)	245	(662)	506

Net cash used in operating activities	(6,839)	(2,310)	(4,087)	(9,149)	(7,383)

Cash flows from investing activities:
Capital expenditures	(118)	(71)	(58)	(189)	(97)
Sale (purchase) of marketable securities, net	7,243	(7,750)	19,963	(507)	18,551
Payments for acquisitions, net of cash acquired	(12,323)	—	(11,489)	(12,323)	(11,489)
Additions to cash held in escrow, net	(5,421)	—	—	(5,421)	—
Other assets	(27)	(1)	97	(28)	73

Net cash provided by (used in) investing activities	(10,646)	(7,822)	8,513	(18,468)	7,038

Cash flows from financing activities:
Proceeds from bank credit facilities	1,887	2,284	536	4,171	536
Repayment of bank credit facilities	(1,887)	(2,284)	(653)	(4,171)	(653)
Repayment of notes payable and capital lease obligations	(1,071)	(948)	(436)	(2,019)	(894)
Payment of stock offering costs	—	(305)	—	(305)	—
Proceeds from exercise of common stock options	345	89	505	434	1,178
Repayment of debt assumed from acquired company	(143)	—	(7,126)	(143)	(7,126)
Other	(5)	(52)	—	(57)	—

Net cash used in financing activities	(874)	(1,216)	(7,174)	(2,090)	(6,959)
Effect of exchange rate changes	(70)	(26)	(12)	(96)	(9)

Net decrease in cash and cash equivalents	(18,429)	(11,374)	(2,760)	(29,803)	(7,313)
Cash and cash equivalents at beginning of period	31,349	42,723	15,709	42,723	20,262

Cash and cash equivalents at end of period	$12,920	$31,349	$12,949	$12,920	$12,949

Supplemental cash flow information:
Cash paid during the period for:
Interest	$82	$94	$60	$176	$76
Income taxes	$33	$123	$32	$156	$77
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$559	$312	$1,322	$871	$1,677
Prepaid software, maintenance and services acquired under notes payable and capital leases	$901	$426	$1,099	$1,327	$2,072
Issuance of common stock for acquisitions	$3,966	$—	$8,849	$3,966	$8,849

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(dollars in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2014	May 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$16,733	$16,306	$13,433	$33,039	$25,725
Professional services and other	3,248	2,725	4,579	5,973	7,886

Total	19,981	19,031	18,012	39,012	33,611
Add: accelerated revenue from contract amendment
Subscriptions and support	79	79	79	158	158
Professional services and other	429	429	429	858	858

Total	508	508	508	1,016	1,016
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	240	79	64	319	64
Professional services and other	25	—	—	25	—

Total	265	79	64	344	64
Non-GAAP Revenue
Subscriptions and support	17,052	16,464	13,576	33,516	25,947
Professional services and other	3,702	3,154	5,008	6,856	8,744

Total	$20,754	$19,618	$18,584	$40,372	$34,691

Non-GAAP Gross Profit (Loss)
GAAP Gross Profit (Loss)
Subscriptions and support	$13,343	$13,186	$10,788	$26,529	$20,552
Professional services and other	(884)	(1,126)	93	(2,010)	(657)
Amortization of acquired intangibles	(722)	(350)	(58)	(1,072)	(58)

Total	11,737	11,710	10,823	23,447	19,837
Add: accelerated revenue from contract amendment
Subscriptions and support	79	79	79	158	158
Professional services and other	429	429	429	858	858

Total	508	508	508	1,016	1,016
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	240	79	64	319	64
Professional services and other	25	—	—	25	—

Total	265	79	64	344	64
Add: stock-based compensation expense
Subscriptions and support	157	104	82	261	145
Professional services and other	727	438	415	1,165	584

Total	884	542	497	1,426	729
Add: amortization of acquired intangibles
Subscriptions and support	—	—	—	—	—
Professional services and other	—	—	—	—	—
Amortization of acquired intangibles	722	350	58	1,072	58

Total	722	350	58	1,072	58
Non-GAAP Gross Profit (Loss)
Subscriptions and support	13,819	13,448	11,013	27,267	20,919
Professional services and other	297	(259)	937	38	785
Amortization of acquired intangibles	—	—	—	—	—

Total	$14,116	$13,189	$11,950	$27,305	$21,704

Non-GAAP Gross Margin (Loss)
Subscriptions and support	81%	82%	81%	81%	81%
Professional services and other	8%	(8%)	19%	1%	9%

Total	68%	67%	64%	68%	63%

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	August 31, 2014	May 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Non-GAAP Loss from Operations
GAAP loss from operations	$(9,247)	$(7,356)	$(5,919)	$(16,603)	$(11,325)
Add: accelerated revenue from contract amendment	508	508	508	1,016	1,016
Add: deferred revenue purchase accounting adjustment	265	79	64	344	64
Add: stock-based compensation expense	3,028	1,786	1,718	4,814	2,563
Add: amortization of acquired intangibles	1,394	644	83	2,038	83
Add: acquisition-related expenses	708	208	791	916	791

Non-GAAP loss from operations	$(3,344)	$(4,131)	$(2,755)	$(7,475)	$(6,808)

Non-GAAP Net Loss Per Share
Numerator:
GAAP net loss	$(9,349)	$(7,318)	$(5,923)	$(16,667)	$(11,317)
Add: accelerated revenue from contract amendment	508	508	508	1,016	1,016
Add: deferred revenue purchase accounting adjustment	265	79	64	344	64
Add: stock-based compensation	3,028	1,786	1,718	4,814	2,563
Add (Less): provision for (benefit from) income taxes	147	(71)	35	76	74
Add: amortization of acquired intangibles	1,394	644	83	2,038	83
Add: acquisition-related expenses	708	208	791	916	791

Non-GAAP loss before income taxes	(3,299)	(4,164)	(2,724)	(7,463)	(6,726)
Cash paid for income taxes	(33)	(123)	(32)	(156)	(77)

Non-GAAP net loss	$(3,332)	$(4,287)	$(2,756)	$(7,619)	$(6,803)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:
Weighted average number of shares used to compute GAAP net loss per share (diluted)	29,108	28,836	26,018	28,972	25,822
Effect of potentially dilutive common stock equivalents (1)	1,780	1,636	1,510	1,798	1,560

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	30,889	30,472	27,528	30,771	27,382

GAAP net loss per share (diluted)	$(0.32)	$(0.25)	$(0.23)	$(0.58)	$(0.44)

Non-GAAP net loss per share	$(0.11)	$(0.14)	$(0.10)	$(0.25)	$(0.25)

Adjusted EBITDA
GAAP net loss	$(9,349)	$(7,318)	$(5,923)	$(16,667)	$(11,317)
Add: depreciation and amortization	634	571	496	1,205	900
Add: amortization of acquired intangibles	1,394	644	83	2,038	83
Add (Less): interest and other expense, net	(45)	33	(31)	(12)	(82)
Add (Less): provision for (benefit from) income taxes	147	(71)	35	76	74

EBITDA	(7,219)	(6,141)	(5,340)	(13,360)	(10,342)
Add: accelerated revenue from contract amendment	508	508	508	1,016	1,016
Add: deferred revenue purchase accounting adjustment	265	79	64	344	64
Add: stock-based compensation expense	3,028	1,786	1,718	4,814	2,563
Add: acquisition-related expenses	708	208	791	916	791

Adjusted EBITDA	$(2,710)	$(3,560)	$(2,259)	$(6,270)	$(5,908)

Free Cash Flow
Net cash used in operating activities	$(6,839)	$(2,310)	$(4,087)	$(9,149)	$(7,383)
Less: capital expenditures	(118)	(71)	(58)	(189)	(97)
Add: acquisition-related expenses	327	73	206	400	206

Free cash flow	$(6,630)	$(2,308)	$(3,939)	$(8,938)	$(7,274)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.